Exhibit 99.1

AltiGen Communications, Inc. Announces Intention to Trade on OTCQX Market

SAN JOSE, CA – March 5, 2010 – AltiGen® Communications, Inc. (NASDAQ: ATGN), the leading provider of integrated Microsoft-based Unified Communications solutions, announced today its intention to seek the voluntarily delisting of its common stock from the NASDAQ Capital Market and relist on the OTCQX U.S. Premier (OTCQX) over-the-counter market, operated by OTC Markets, Inc.  The move remains subject to the listing approval requirements of the OTCQX.  AltiGen expects that its stock will continue to trade under the same ticker symbol (OTCQX: ATGN).

AltiGen has notified the NASDAQ Capital Market of its intention to voluntarily delist its common stock.  AltiGen anticipates deregistering its common stock with the Securities and Exchange Commission and suspending its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In the meantime, AltiGen intends to continue to fulfill its reporting obligations under the Exchange Act and to provide shareholders with current information by filing ongoing disclosure pursuant to OTCQX rules, which include requirements to prepare quarterly and annual financial statements and make current information available pertaining to material events.

AltiGen’s Board of Directors decided to delist its common stock as part of a broader effort to reduce costs and improve financial results.  AltiGen has implemented cost reduction strategies to reduce its selling, general and administrative expenses and continues to focus its efforts on cost control.  The Board of Directors concluded that the costs of maintaining its listing on the NASDAQ Capital Market and continuing to maintain its reporting obligations under the Exchange Act outweigh the benefits to AltiGen and its shareholders.  AltiGen expects significant cost savings annually from these changes when they have been fully implemented.

Specific factors considered by the Board of the Directors included:

•	the ongoing expenses that AltiGen would incur in complying with its obligations under the NASDAQ Marketplace Rules;

•	the substantial management time and effort required to comply with these obligations;

•	the limited capital available to AltiGen in the public equity markets;

•	the limited trading volume and liquidity of the common stock;

•	the possibility that AltiGen would be involuntarily delisted from the NASDAQ Capital Market due to failure to comply with continued listing standards;

•	the challenges associated with implementation of a reverse stock split or other activities required to regain compliance with the minimum bid price; and

•	the impacts of these changes on suppliers, customers, employees, stockholders, and others having relationships with AltiGen;

As previously disclosed, on September 15, 2009, AltiGen received notice from NASDAQ that it was not in compliance with the minimum bid price requirement for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(a)(2).

Procedural Details
AltiGen intends to file a Form 25 with the Securities and Exchange Commission on or about March 5, 2010 to voluntarily delist its common stock from the NASDAQ Capital Market.  The delisting will become effective 10 days later.  The last day of trading of AltiGen’s common stock on the NASDAQ Capital Market will be on March 15, 2010, and AltiGen anticipates trading of its common stock to commence on OTCQX on March 16, 2010.

OTCQX is the premier tier of the over-the-counter market run by Pink OTC Markets Inc., which provides an inter-dealer electronic quotation and trading system in the over-the-counter securities market.  AltiGen chose OTCQX because it anticipates that the OTCQX will provide AltiGen shareholders with a liquid market.  OTCQX requires member companies to adhere to a set of financial disclosures.  Specifically, OTCQX-listed issuers are required to publicly disclose annual audited financial statements, unaudited quarterly financial statements and current information pertaining to material events.  Following the deregistration of its common stock and planned suspension of its reporting obligations under the Exchange Act, AltiGen believes that the disclosures required of OTCQX-listed issuers will provide its shareholders with the ability to monitor its progress and make informed investment decisions.

In connection with its listing on OTCQX, AltiGen has engaged B. Riley & Co., a full-service investment bank, to assist AltiGen in the formulation of disclosures as well as to help preserve liquidity in the stock and access to institutional investors.

About AltiGen Communications
AltiGen Communications, Inc. (NASDAQ: ATGN) is a leading provider of VoIP business phone systems and Microsoft-based Unified Communications solutions for small-to-medium businesses (SMBs), including companies with multiple distributed locations, branch offices and call centers. AltiGen’s scalable, integrated, and easy to manage all-in-one unified communications solutions enable an array of applications like standards based SIP VoIP phones and servers, unified messaging, voicemail, call recording, conferencing, call activity reporting and mobility solutions that leverage both the Internet and the public telephone network to take advantage of the convergence of voice and data communications. AltiGen’s systems are designed with an open architecture and are built on an industry standard platform. This adherence to widely used standards allows products to integrate with and leverage the existing technology investment of partners and customers.

For more information, call 1-888-ALTIGEN or visit the web site at www.altigen.com.

Safe Harbor Statement for Forward-Looking Statements
This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  For example, forward-looking statements include statements regarding AltiGen’s intentions, expectations and desires, the potential for trading the common stock on OTCQX or any other market, the anticipated timing of delisting and deregistration, the intent to make any specific information publicly available in the future, and the expected costs and benefits of delisting and deregistration.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  These statements reflect management’s current expectation.  However, actual results could differ materially as a result of unknown risks and uncertainties, including without limitation any objection the Securities and Exchange Commission may have to delisting or deregistration; AltiGen’s inability to satisfy the criteria for delisting, deregistration and quotation on OTCQX or any other market; unanticipated costs; potential failure to obtain anticipated cost savings; the potential lack of interest among brokers in making a market in its common stock; and the potential lack of publicly available information sufficient to permit quotations of the common stock.  For a more detailed description of these and other risks and uncertainties affecting AltiGen’s performance, please refer to AltiGen’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q.  All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

Contacts:
Phil McDermott	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
AltiGen Communications	MKR Group, Inc.
(408) 597-9000 x161	(323) 468-2300
pmcdermott@altigen.com	atgn@mkr-group.com